Exhibit 99.5

News Release

Nalco Company
1601 West Diehl Road
Date: August 26, 2008	Naperville, IL 60563-1198
www.nalco.com

Media Contact: Charlie Pajor
630 305 1556
cpajor@nalco.com
Nalco Names Eric Melin To Lead Asia Pacific Operations
Investor Contact: Mike Bushman
630 305 1025
mbushman@nalco.com

(Naperville, Ill.) Nalco Company (NYSE:NLC), the leading global provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications, announced today that Eric G. Melin has joined the company as Chairman of Nalco Asia. He will be based in Shanghai, China.

“Asia has huge growth potential for Nalco, and China should lead that growth,” said Erik Fyrwald, Nalco Chairman, President and CEO in announcing the appointment. “With added resources and focus under our BRIC+ strategy, I expect China will quickly become our second largest market. Now is the time to take full advantage of the need China has for Nalco’s sustainable development technologies, and Eric is the right person to lead those efforts and our overall growth strategy throughout Asia.”

“Having had a chance to work closely with the Nalco team as a consultant on Asia growth, it was evident to me that Nalco has tremendous growth opportunities in Asia Pacific,” Melin said. “We are uniquely positioned today with our products and services to capitalize on an increasing need to reduce the environmental footprint of industries in many of the developing countries in the region. I am honored to be joining such a strong and talented organization and look forward to working with our team as we achieve our full growth potential in Asia.”

Prior to his consulting work, Melin had been Chief Operating Officer, President and Board Member of Isola Corporation, a private-equity-owned global designer, developer and manufacturer of high-performance materials used in electronic systems. Before joining Isola in 2006, he worked for 24 years at DuPont, most recently as Vice President and General Manager of a performance coatings business with $2 billion in revenues and 5,000 employees. Melin was instrumental in the growth of that business in Asia through development of local leadership and rapid expansion of marketing, sales, technology and manufacturing capability. Prior to that role, he was the Singapore-based Global Director of a DuPont engineering polymers business and has additional experience in manufacturing, strategic planning and business operations. Melin, 48, has a B.S. in Engineering from Iowa State University and a Masters of Business Administration from the University of Toledo.

NALCO COMPANY

About Nalco

Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2007, Nalco achieved sales of more than $3.9 billion. For more information visit www.nalco.com.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or  value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.